Exhibit 99.1

        Powerwave Technologies Reports Second Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--July 26, 2004--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $116.0 million for its second quarter ended July 4, 2004, compared to second quarter fiscal 2003 revenues of $51.5 million. Powerwave also reported a second quarter net loss of $30.2 million, which includes a one-time charge of $23.5 million related to the allocation of a portion of the purchase price associated with Powerwave's acquisition of LGP Allgon Holding AB to in-process research and development expenses. In addition, the second quarter loss includes a restructuring charge of approximately $2.5 million related to the restructuring of the company's operations as part of the integration of the LGP Allgon acquisition, along with a total of $3.8 million of acquisition related amortization resulting from a preliminary purchase price allocation. Powerwave's net loss equates to a basic loss per share of 33 cents for its fiscal second quarter, compared to a net loss of $15.2 million, or a basic loss per share of 23 cents for the prior year period. The second quarter 2003 loss included a restructuring and impairment charge of approximately $9.9 million related to the restructuring of the Company's manufacturing operations. Powerwave completed the acquisition of LGP Allgon Holding AB during the second quarter of 2004 and the results reported herein include the results of LGP Allgon Holding AB for May and June 2004. For the second quarter of fiscal 2004, excluding the restructuring and acquisition related charges and expenses, Powerwave would have reported an operating loss of $500,000 and a net loss after taxes of $1.5 million or a basic loss per share of 2 cents.
    For the first six months of fiscal 2004, Powerwave reported total net sales of $179.2 million compared with $103.7 million for the first six months of fiscal 2003. The first six months of 2004 include the results of LGP Allgon from May and June 2004. Powerwave also reported a total net loss for the first six months of fiscal 2004 of $33.4 million, or a basic loss per share of 43 cents, compared to a net loss of $25.8 million or a basic loss per share of 39 cents for the first six months of fiscal 2003. The results for the first six months of 2004 include $29.7 million of acquisition and restructuring related charges and expenses, and the results for the first six months of 2003 include $14.8 million of restructuring and impairment charges.
    "We are very pleased to report our first quarterly financial results that include our recent combination with LGP Allgon AB," stated Bruce C. Edwards, Chief Executive Officer of Powerwave Technologies. "We have begun the process of leveraging one of the broadest portfolios of products and services in the wireless industry while working to enhance our leadership position in both OEM and direct to operator channels. We are well on our way of implementing our integration plans and we now believe that we will achieve annual synergy cost savings of at least $30 million beginning in fiscal year 2005. We remain extremely positive with regards to our longer term outlook for increasing demand within the wireless communications infrastructure industry."
    For the second quarter of 2004, total Americas revenues were $41.8 million or approximately 36% of revenues, as compared to $22.4 million or approximately 43% of revenues for the second quarter of 2003. Total sales to customers based in Asia accounted for approximately 11% of revenues or $13.1 million for the second quarter of 2004, compared to 24% of revenues or $12.1 million for the second quarter of 2003. Total European and other international revenues for the second quarter of 2004 were $61.1 million or approximately 53% of revenues, as compared to $17.0 million or approximately 33% of revenues for the second quarter of 2003.
    In connection with the acquisition of LGP Allgon, we are adding a second business segment representing contract manufacturing to our existing reporting segment of wireless communications. The contract manufacturing business provides services to a wide range of customers, the majority of which are not in the wireless communications industry. Within our wireless communications business segment, we provide a breakdown of our sales based upon the product group. These groups include antenna systems, base station subsystems and coverage solutions. For the second quarter of 2004, sales of antenna systems totaled $30.8 million or 27% of total revenues, base station subsystems sales totaled $66.2 million or 57% of revenues, coverage solutions sales totaled $13.1 million or 11% of revenues, and contract manufacturing accounted for $5.9 million or 5% of total revenues for the second quarter.
    For the second quarter of 2004 Powerwave increased its customer diversification. For the quarter, Nortel Networks Corporation accounted for approximately 25% of revenues. In terms of customer profile for the second quarter of 2004, our total OEM sales accounted for approximately 49% of total revenues, total direct and operator sales accounted for approximately 46% of revenues, and contract manufacturing accounted for 5% of revenues for the quarter.

    Balance Sheet

    At July 4, 2004, Powerwave had total cash and cash equivalents of $148.0 million. Total assets were $851.5 million with net inventories of $52.7 million and net accounts receivable of $129.9 million.

    LGP Allgon Acquisition Update

    Powerwave completed the exchange offer for all of the shares of LGP Allgon Holding AB on May 3, 2004. At July 4, 2004 Powerwave owned approximately 96.7% of the total outstanding voting rights and share capital of LGP Allgon Holding AB. Powerwave issued approximately 40.7 million shares of Powerwave common stock and paid approximately $89 million in the purchase of the shares of LGP Allgon Holding AB. Powerwave is initiating compulsory acquisition procedures under Swedish law with respect to the remaining shares of LGP Allgon Holding AB that have not yet been acquired by the Company. Powerwave anticipates spending approximately $14.5 million to acquire the remaining outstanding shares of LGP Allgon Holding AB.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisition of LGP Allgon, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of LGP Allgon. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charge will not impact future operating results and the amortization of intangible assets is a non-cash expense.

    Purchase Accounting for LGP Allgon Acquisition

    Powerwave has made a preliminary allocation of the purchase consideration for the LGP Allgon acquisition to tangible and intangible assets based on an estimate of the fair value determined by management with the assistance of independent valuation specialists. This allocation is preliminary and subject to change and any change might impact depreciation and amortization of certain tangible and intangible assets for future periods.

    Company Background

    Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, CA 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call 888-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.
    Attached to this news release are preliminary unaudited consolidated financial statements for the second quarter ended July 4, 2004.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its second quarter fiscal 2004 financial results conference call on Monday, July 26, 2004, at 2:00 PM Pacific Time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q2 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call 719-457-2638 and request the Powerwave Q2 conference call. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 PM Pacific Time on July 26, 2004 through August 6, 2004 by calling 719-457-0820 and entering reservation number 615821.

    Forward-Looking Statements

    The foregoing statements regarding the outlook for increasing demand in the wireless communications infrastructure industry, projected costs savings through acquisition synergies, and the total price to be paid for the remaining shares of LGP Allgon Holding AB are "forward looking statements." All of these statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays and difficulties in integrating the operations of LGP Allgon which would negatively impact projected cost savings; the possibility that an arbitration tribunal in the Swedish compulsory acquisition proceedings fixes a price for the LGP Allgon shares different than that expected by the Company; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended December 28, 2003 and Form 10-Q for the quarter ended April 4, 2004, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                     POWERWAVE TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                               Three Months Ended   Six Months Ended
                                   (unaudited)         (unaudited)
                               July 4,    June 29,  July 4,   June 29,
                                 2004      2003       2004      2003

Net Sales                      $115,981   $51,509  $179,205  $103,663
Cost of Sales                    93,705    58,630   146,155   106,999

Gross Profit (Loss)              22,276    (7,121)   33,050    (3,336)

Operating Expenses:
Sales and Marketing               6,386     2,570     9,854     5,471
Research and Development         13,053     9,814    22,334    19,764
General and Administrative        5,807     3,199     9,490     6,547
Intangible Amortization           1,769         -     1,769         -
In-Process Research and
 Development                     23,450         -    23,450         -
Restructuring and Impairment      2,001     2,356     2,001     7,208
Total Operating Expenses         52,466    17,939    68,898    38,990

Operating Loss                  (30,190)  (25,060)  (35,848)  (42,326)

Other Income (Expense)              (15)      613       336     1,366

Loss before Income Taxes        (30,205)  (24,447)  (35,512)  (40,960)
Benefit for Income Taxes            (43)   (9,210)   (2,086)  (15,155)

Net Loss                       $(30,162) $(15,237) $(33,426) $(25,805)

Net loss per share (basic):       ($.33)    ($.23)    ($.43)    ($.39)
                 (diluted):       ($.33)    ($.23)    ($.43)    ($.39)


Weighted average common shares
 used in computing per share
 amounts  (basic):               91,664    65,976    77,528    65,926
        (diluted):               91,664    65,976    77,528    65,926


                     POWERWAVE TECHNOLOGIES, INC.
                        PERCENTAGE OF NET SALES

                                  Three Months Ended  Six Months Ended
                                      (unaudited)        (unaudited)

                                   July 4, June 29,  July 4, June 29,
                                    2004     2003     2004    2003
Statement of Operations Data:
Net Sales                            100.0%   100.0%  100.0%    100.0%
Cost of Sales                         80.8    113.8    81.6     103.2

Gross Profit (Loss)                   19.2    (13.8)   18.4      (3.2)

Operating Expenses:
Sales and Marketing                    5.5      5.0     5.5       5.3
Research and Development              11.3     19.1    12.5      19.1
General and Administrative             5.0      6.2     5.3       6.3
Intangible Amortization                1.5        -     1.0         -
In-Process Research and Development   20.2        -    13.1         -
Restructuring and Impairment           1.7      4.6     1.1       6.9
Total Operating Expenses              45.2     34.9    38.5      37.6

Operating Loss                       (26.0)   (48.7)  (20.1)    (40.8)

Other Income                             -      1.2     0.2       1.3

Loss before Income Taxes             (26.0)   (47.5)  (19.9)    (39.5)
Benefit for Income Taxes                 -    (17.9)   (1.2)    (14.6)

Net Loss                            (26.0)%  (29.6)% (18.7)%   (24.9)%


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                      Three Months Ended
                                          (unaudited)
                                                          Pro Forma
                          July 4, 2004    Adjustments    July 4, 2004

Net Sales                      $115,981                      $115,981
Cost of Sales                    93,705      (2,511)(a)        91,194

Gross Profit                     22,276       2,511            24,787

Operating
 Expenses:
Sales and
 Marketing                        6,386                         6,386
Research and
 Development                     13,053                        13,053
General and
 Administrative                   5,807                         5,807
Intangible
 Amortization                     1,769      (1,769)(b)             -

In-Process
 Research and
 Development                     23,450     (23,450)(c)             -

Restructuring
 and
 Impairment                       2,001      (2,001)(d)             -

Total
 Operating
 Expenses                        52,466     (27,220)           25,246

Operating Loss                  (30,190)     29,731              (459)

Other Income
 (Expense)                          (15)                          (15)

Loss before
 Income Taxes                   (30,205)     29,731              (474)
Provision
 (Benefit) for
 Income Taxes                       (43)      1,086(e)          1,043


Net Loss                       $(30,162)     28,645           $(1,517)

Net loss per share
   (basic):                       ($.33)                        ($.02)
 (diluted):                       ($.33)                        ($.02)

Weighted
 average
 common shares
 used in
computing per share
 amounts (basic):                91,664                        91,664
       (diluted):                91,664                        91,664

(a)This represents costs related to write up of acquired LGP Allgon finished goods inventory to fair value, restructuring charges and amortization of acquired technology resulting from the LGP Allgon acquisition.
(b)This represents the amortization of the identified intangible assets resulting from the LGP Allgon acquisition.
(c)This represents the charge for the acquired in-process research and development.
(d)This represents a restructuring charge for the second quarter of 2004 included in operating expenses.
(e)This represents the change in the provision for income taxes related to the preceding pro forma adjustments.



                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                        Six Months Ended
                                          (unaudited)
                                                          Pro Forma
                          July 4, 2004    Adjustments   July 4, 2004

Net Sales                      $179,205                      $179,205
Cost of Sales                   146,155      (2,511)(a)       143,644

Gross Profit                     33,050       2,511            35,561

Operating
 Expenses:
Sales and
 Marketing                        9,854                         9,854
Research and
 Development                     22,334                        22,334
General and
 Administrative                   9,490                         9,490
Intangible
 Amortization                     1,769      (1,769)(b)             -

In-Process
 Research and
 Development                     23,450     (23,450)(c)             -

Restructuring
 and
 Impairment                       2,001      (2,001)(d)             -

Total
 Operating
 Expenses                        68,898     (27,220)            41,678

Operating Loss                  (35,848)     29,731            (6,117)

Other Income
 (Expense)                          336                           336

Loss before
 Income Taxes                   (35,512)     29,731            (5,781)
Provision
 (Benefit) for
 Income Taxes                    (2,086)      1,086(e)         (1,000)


Net Loss                       $(33,426)     28,645           $(4,781)

Net loss per share
  (basic):                        ($.43)                        ($.06)
(diluted):                        ($.43)                        ($.06)

Weighted average common
 shares used in computing
 per share amounts
  (basic):                       77,528                        77,528
(diluted):                       77,528                        77,528


(a)This represents costs related to write up of acquired LGP Allgon finished goods inventory to fair value, restructuring charges and amortization of acquired technology resulting from the LGP Allgon acquisition.
(b)This represents the amortization of the identified intangible assets resulting from the LGP Allgon acquisition.
(c)This represents the charge for the acquired in-process research and development.
(d)This represents a restructuring charge for the second quarter of 2004 included in operating expenses.
(e)This represents the change in the provision for income taxes related to the preceding pro forma adjustments.


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                            (in thousands)

                                      July 4, 2004  December 28, 2003
ASSETS                                 (unaudited)        (audited)(f)

Current Assets:
Cash and cash equivalents                $147,957            $260,528
Accounts receivable, net                  129,926              56,278
Inventories, net                           52,681              15,187
Other current assets                       18,413              13,353
Total Current Assets                      348,977             345,346

Property, plant and equipment, net        152,842              67,975
Goodwill and acquired intangibles         302,575               3,629
Other assets                               47,106              49,307
Total Assets                             $851,500            $466,257


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable                          $71,477             $48,942
Accrued expenses and other
 liabilities                               94,598              16,159
Current portion of long-term debt          13,620                   -
Total Current Liabilities                 179,695              65,101

Long-term debt                            131,507             130,000
Other non-current liabilities                 266                 119
Total Liabilities                         311,468             195,220

Shareholders' Equity:
Total Shareholders' Equity                540,032             271,037
Total Liabilities and Shareholders'
 Equity                                  $851,500            $466,257

(f)December 28, 2003 balances were derived from audited financial statements.


    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608